UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2004

ISLE OF CAPRI CASINOS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1641 Popps Ferry Road, Biloxi, Mississippi (Address of principal executive offices)	39532 (Zip Code)

(228) 396-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the previously announced resignation of Thomas J. Carr as Senior Vice President of Operations of the Isle of Capri Casinos, Inc, we entered into a general release agreement with Mr. Carr, dated as of November 12, 2004, which was executed by Mr. Carr on December 16, 2004 and us on December 21, 2004. The agreement becomes effective as of December 23, 2004 and provides for continuation of Mr. Carr’s base salary and coverage under our group health and dental plans for the lesser of a period of 26 weeks from the effective date of the agreement, or the period until Mr. Carr obtains other employment. In exchange for this continuation, the agreement provides the Company with a general release of claims and a continuing confidentiality obligation from Mr. Carr. A copy of the agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	General Release Agreement between the Isle of Capri Casinos, Inc and Thomas J. Carr, dated as of November 12, 2004.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.
Date: December 23, 2004	By:	/s/ REXFORD A. YEISLEY
	Name:	Rexford A. Yeisley
	Title:	Senior Vice President and Chief Financial Officer